UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — June 6, 2019 (June 3, 2019)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Avenue, 19th Floor, New York, NY 10151
(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Subordinate Voting Shares, no par value	MDCA	NASDAQ

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Separation and Release Agreement with Stephanie Nerlich

The Company and Stephanie Nerlich mutually agreed to separate her employment as the Company’s Executive Vice President, Partner Development & Talent. In connection with her departure, Ms. Nerlich entered into an Agreement of Settlement and Release dated June 5, 2019, a copy of which is attached hereto as Exhibit 10.1 (the “Separation Agreement”). Ms. Nerlich will receive the severance benefits described in her employment agreement for a termination without cause, including a cash payment equal to CDN $1,157,500; payment of her previously disclosed 2018 retention bonus of $500,000; eligibility to receive a portion of the outstanding restricted shares of the Company’s Class A subordinate voting stock previously granted to her; and eligibility to receive a pro-rated amount of her previously granted 2018 LTIP Award, each as further described in, and subject to the terms and conditions of, the Separation Agreement. In addition, Ms. Nerlich provided the Company with a release of claims, reaffirmed her restrictive covenants and agreed to mutual non-disparagement provisions.

The description contained herein of the Separation Agreement is qualified in its entirety by reference to the terms of the Separation Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Amendment to Terms of Senior Executive Retention Award

The Human Resources and Compensation Committee of the Board of Directors of the Company determined on June 4, 2019, to modify David Ross’ 2018 Retention Award (as modified, the “Revised Retention Award”), a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. Pursuant to the terms of the Revised Retention Award, Mr. Ross will receive a cash retention bonus of $375,000, subject to repayment requirements in certain conditions. Further, Mr. Ross was granted 137,500 restricted shares of the Company’s Class A subordinate voting stock (the “Restricted Shares”), subject to the terms and conditions a restricted stock grant agreement (the “Grant Agreement”), a form of which is filed as part of Exhibit 10.2 of this Current Report on Form 8-K and incorporated herein by reference. The Restricted Shares are subject to performance vesting based upon the Company’s achievement of certain financial objectives during 2019 and 2020, as further described in the Grant Agreement. Mr. Ross will also be paid a perquisite allowance of $25,000 per year.

This summary of the Revised Retention Award and Grant Agreement are qualified by reference to the full text of the Revised Retention Award and form of Grant Agreement.

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of MDC Partners Inc. was held on June 4, 2019, in New York, New York, at which time the matters described below were submitted to a vote of the Company’s shareholders. Each of the matters below was duly approved by the shareholders, based on the following voting results:

	For	Against	Withheld	Non-Votes

1. To elect the following persons as directors of the Company, to serve until the next annual meeting of shareholders or until his or her successor is duly elected or appointed, unless his office is earlier vacated in accordance with the by-laws of the Company:

Mark J. Penn	59,657,664	-	222,673	12,071,306
Charlene Barshefsky	58,281,219	-	1,599,118	12,071,306
Daniel S. Goldberg	57,959,371	-	1,920,966	12,071,306
Bradley J. Gross	56,305,310	-	3,575,027	12,071,306
Anne Marie O’Donovan	56,504,627	-	3,375,710	12,071,306
Kristen M. O’Hara	58,109,984	-	1,770,353	12,071,306
Desirée Rogers	54,063,975	-	5,816,362	12,071,306
Irwin D. Simon	48,415,154	-	11,465,183	12,071,306

2. To appoint BDO USA LLP as the Company’s auditors for 2019	65,456,454	-	304,629	6,190,560

3. To approve, on an advisory basis, the Company’s executive compensation practices	54,277,015	5,603,322	-	12,071,306

For more information about the matters voted on at the 2019 Shareholders’ Meeting, see the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 30, 2019.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Agreement of Settlement and Release, dated as of June 3, 2019, by and between the Company and Stephanie Nerlich

10.2	Amendment to Incentive/Retention Agreement, dated June 4, 2019, by and between the Company and David Ross

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: June 6, 2019	MDC Partners Inc.

	By:	/s/ Mitchell Gendel Mitchell Gendel General Counsel & Corporate Secretary